UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment of Term Loan A Credit Facility and Revolving Credit Facility

On July 1, 2025, Generac Holdings, Inc. and its wholly owned subsidiaries, Generac Acquisition Corp. and Generac Power Systems, Inc., amended that certain Credit Agreement, dated as of February 9, 2012 (as amended and/or restated, supplemented, or otherwise modified from time to time, the “Credit Agreement” and such amendment, the “Second Amendment”) among a syndicate of lenders and JPMorgan Chase Bank, N.A., acting as administrative agent for the lenders.  Among other things, the Second Amendment:

●
Amends and replaces the existing term loan A credit facility with a new term loan A credit facility (the “2025 New Term Loan”) that has an aggregate outstanding principal amount of $700 million on the closing date;

●	Amends and replaces the existing $1,250,000,000 revolving credit facility with a new $1,000,000,000 revolving credit facility (the “2025 New Revolving Facility”);
●	Establishes a maturity date for both the 2025 New Term Loan and 2025 New Revolving Facility of July 1, 2030; and
●
Eliminates a credit spread adjustment in the existing term loan A credit facility and in the existing revolving credit facility that was associated with the transition from LIBOR to SOFR as the benchmark rate for the Credit Agreement.

●	Updates the credit spread pricing grid and establishes an unused line fee pricing grid, both based on Total Leverage Ratio.

A copy of the Second Amendment is being filed as Exhibit 10.1 and is incorporated by reference.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Second Amendment, dated as of July 1, 2025, to that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013, as amended by the First Amendment dated as of May 18, 2015, as amended by the Replacement Term Loan Amendment dated as of November 2, 2016, as amended by the 2017 Replacement Term Loan Amendment dated as of May 11, 2017, as amended by the 2017-2 Replacement Term Loan Amendment dated as of December 8, 2017, as amended by the 2018 Replacement Term Loan Amendment dated as of June 8, 2018, as amended by the 2019 Replacement Term Loan Amendment dated as of December 13, 2019, as amended by the Second Amendment dated as of May 27, 2021, as amended and restated by the Third Amendment dated as of June 29, 2022, as amended by the First Amendment dated as of January 31, 2023, and as amended by the 2024 Replacement Term Loan Amendment, among Generac Acquisition Corp., Generac Power Systems, Inc., several lenders, and JPMorgan Chase Bank, N.A., as administrative agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ Raj Kanuru
	Name:	Raj Kanuru
Date: July 2, 2025	Title:	EVP, General Counsel & Secretary

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